Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


               Consent of Ernst & Young LLP, Independent Auditors



     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated June 14, 2002, in the Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A No. 33-20673) of the Vision Group of Funds.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Boston, Massachusetts
June 25, 2002